UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2021

COMMONWEALTH CREDIT PARTNERS BDC I INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56279	86-3335466
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

525 Okeechobee Boulevard, Suite 1050

West Palm Beach, FL 33401

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (561) 727-2000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On August 11, 2021, Commonwealth Credit Partners BDC, Inc. (the “Company”), entered into a Credit Agreement (together with the exhibits and schedules thereto, the ‘‘Goldman Credit Facility’’) as the borrower and Goldman Sachs Bank USA (“Goldman Sachs”) as the lender, as the Facility B credit facility included as part of the umbrella credit facility first entered into on June 14, 2021 by Goldman Sachs Bank USA and affiliates of the Company. The Goldman Credit Facility is structured as a revolving credit facility secured by the capital commitments of the Company’s subscribed investors and certain related assets.

The Goldman Credit Facility is uncommitted and matures on the earlier of (i) the date on which either the Company or Lender provide written notice of termination to the other party and (ii) the date that is 30 days prior to the last date on which the Company may issue capital drawdowns to its investors. Under the Goldman Credit Facility, the Company is permitted to borrow up to the lesser of $75.0 million and the Borrowing Base. The “Borrowing Base” is based upon the unfunded capital commitments of certain subscribed investors in the Company that have been approved by Goldman Sachs and meet certain criteria. The advance rate for such investors is currently 90% but may be subject to modification. The Goldman Credit Facility contains certain customary affirmative and negative covenants and events of default.

The Goldman Credit Facility bears interest at a rate of either LIBOR plus 2.70% per annum, the United States prime rate plus 1.70% per annum, or with respect to LIBOR Alternative Rate Loans (as defined the in Goldman Credit Facility), the LIBOR Alternative Rate (as defined in the Goldman Credit Facility) plus a to-be-determined spread.

The description above is only a summary of the material provisions of the Goldman Credit Facility and is qualified in its entirety by reference to the copy of the Goldman Credit Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference thereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities

On August 10, 2021, Commonwealth Credit Partners BDC, Inc. delivered a capital drawdown notice to its investors relating to the sale of 29,999 shares of common stock, par value $0.001 per share (the “Shares”), for an aggregate offering price of $29,999,000. No underwriting discounts or commissions have been or will be paid in connection with the sale of such Shares. The sale is expected to close on August 17, 2021.

The sale of the Shares is being made pursuant to subscription or commitment agreements entered into by the Company and its investors. Under the terms of the subscription and commitment agreements, the investors are required to fund drawdowns to purchase shares of the Company’s common stock up to the amount of their capital commitments on an as-needed basis with a minimum of 10 business days’ prior notice to the investors.

The issuance and sale of the Shares are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D thereunder. Each purchaser of the Shares was required to represent that it is (i) an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act and (ii) was acquiring the Shares for investment and not with a view to resell or distribute. The Company did not engage in general solicitation or advertising and did not offer securities to the public in connection with such issuances.

Item 9.01	Financial Statements and Exhibits

Exhibit No.

10.1 *

Credit Agreement, dated as of August  11, 2021, by and among Commonwealth Credit Partners BDC I, Inc., as borrower, and Goldman Sachs Bank USA, as lender, as the Facility B credit facility as part of the umbrella credit facility first entered into on June  14, 2021 by Goldman Sachs Bank USA and affiliates of Commonwealth Credit Partners BDC I, Inc.

*

Certain portions of this exhibit have been omitted in accordance with Item 601(b)(10)(vi) of Regulation S-K. The registrant agrees to furnish supplementally an unredacted copy of this exhibit to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2021	COMMONWEALTH CREDIT PARTNERS BDC I INC.

	By:	/s/ Michael Altschuler
Michael Altschuler
Secretary